Exhibit 99.1

MYR Group Inc. Announces First-Quarter 2018 Results

Rolling Meadows, Ill., May 2, 2018 – MYR Group Inc. (“MYR”) (NASDAQ: MYRG), a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets in the United States and western Canada, today announced its first-quarter 2018 financial results.

Highlights

•	First quarter revenues of $345.6 million, a 15.2% increase year over year

•	First quarter net income of $5.6 million, or $0.34 per diluted share

•	Backlog of $958.5 million, an all-time high

Management Comments

Rick Swartz, MYR’s President and CEO, said “We are pleased with our first-quarter 2018 financial results, which included increases in revenues, gross profit, earnings per share, net income and EBITDA as compared to the first quarter of 2017. Our backlog in the first quarter reached $958.5 million, a record high consisting of both short and long-term projects with varying construction start dates. We believe our strong market position and active bidding climates in both our T&D and C&I markets should continue to support efficiencies in our operations.”

First Quarter Results

MYR reported first-quarter 2018 revenues of $345.6 million, an increase of $45.5 million, or 15.2 percent, compared to the first quarter of 2017. Specifically, the T&D segment reported revenues of $216.4 million, an increase of $20.7 million, or 10.6 percent, from the first quarter of 2017, primarily due to an increase in distribution revenue. The C&I segment reported first-quarter 2018 revenues of $129.2 million, an increase of $24.8 million, or 23.8 percent, from the first quarter of 2017, primarily due to increased spending from new and existing customers and increased volume on certain organic expansion locations.

Consolidated gross profit increased to $35.8 million in the first quarter of 2018, compared to $25.7 million in the first quarter of 2017. The increase in gross profit was primarily due to higher revenues and increased margins. Gross margin increased to 10.3 percent for the first quarter of 2018 from 8.6 percent for the first quarter of 2017. The increase in gross margin was largely due to improvements in efficiency from the prior year, which was significantly impacted by inclement weather and a high mix of smaller, shorter duration work. Changes in estimates of gross profit on certain projects resulted in a gross margin decrease of 0.1 percent for the first quarter of 2018. Gross margin increased 0.4 percent due to changes in estimates of gross profit on certain projects for the first quarter of 2017.

Selling, general and administrative expenses (“SG&A”) increased to $28.3 million in the first quarter of 2018, compared to $25.8 million in the first quarter of 2017. The year-over-year increase was primarily due to higher bonus and profit sharing costs. As a percentage of revenues, SG&A decreased to 8.2 percent for the first quarter of 2018 from 8.6 percent for the first quarter of 2017.

Income tax expense was $2.3 million for the first quarter of 2018, with an effective tax rate of 28.9 percent. For the first quarter of 2017 we had an income tax benefit of $0.4 million, which represented 42.7 percent of pretax income. The effective tax rate for the first quarter of 2018 benefited from the enactment of the United States Tax Cuts and Jobs Act on December 22, 2017. The tax benefit in the first quarter of 2017 was caused by excess tax benefits pertaining to the vesting of stock awards and the exercise of stock options related to the Company’s stock compensation program.

For the first quarter of 2018, net income was $5.6 million, or $0.34 per diluted share, compared to $1.2 million, or $0.07 per diluted share, for the same period of 2017. First-quarter 2018 EBITDA, a non-GAAP financial measure, was $18.0 million, or 5.2 percent of revenues, compared to $11.1 million, or 3.7 percent of revenues, in the first quarter of 2017.

Backlog

As of March 31, 2018, MYR's backlog was $958.5 million, which represented an increase of $279.4 million, or 41.1 percent, compared to December 31, 2017. Specifically, in the same period, T&D backlog increased $101.2 million, or 30.4 percent, to $434.3 million while C&I backlog increased $178.2 million, or 51.5 percent, to $524.2. Total backlog at March 31, 2018 increased $297.6 million, or 45.0 percent, from the $660.9 million reported at March 31, 2017. The increase in backlog was primarily due to the addition of the previously announced Denver Central 70 Project and various small and mid-sized T&D projects.

Balance Sheet

As of March 31, 2018, MYR had $162.0 million of borrowing availability under its credit facility.

Non-GAAP Financial Measures

To supplement MYR’s financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), MYR uses certain non-GAAP measures. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found at the end of this release. MYR’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

MYR believes that these non-GAAP measures are useful because they (i) provide both management and investors meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results, (ii) permit investors to view MYR’s performance using the same tools that management uses to evaluate MYR’s past performance, reportable business segments and prospects for future performance, (iii) publicly disclose results that are relevant to financial covenants included in MYR’s credit facility and (iv) otherwise provide supplemental information that may be useful to investors in evaluating MYR.

Conference Call

MYR will host a conference call to discuss its first-quarter 2018 results on Thursday, May 3, 2018, at 9:00 a.m. Central time. To participate in the conference call via telephone, please dial (877) 561-2750 (domestic) or (763) 416-8565 (international) at least five minutes prior to the start of the event. A replay of the conference call will be available through Thursday, May 10, 2018, at 11:59 p.m. Eastern time, by dialing (855) 859-2056 or (404) 537-3406, and entering conference ID 6855529. MYR will also broadcast the conference call live via the internet. Interested parties may access the webcast through the Investor Relations section of MYR's website at www.myrgroup.com. Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The webcast will be available until Thursday, May 10, 2018, at 11:59 P.M. Eastern time.

About MYR

MYR is a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets throughout the United States and western Canada who have the experience and expertise to complete electrical installations of any type and size. Their comprehensive services on electric transmission and distribution networks and substation facilities include design, engineering, procurement, construction, upgrade, maintenance and repair services. Transmission and distribution customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Commercial and industrial electrical contracting services are provided to general contractors, commercial and industrial facility owners, local governments and developers generally throughout the western and northeastern United States and western Canada. For more information, visit myrgroup.com.

Forward-Looking Statements

Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “encouraged,” “estimate,” “expect,” “intend,” “likely,” “may,” “objective,” “outlook,” “plan,” “possible,” “potential,” “project,” “remain confident,” “should” “unlikely,” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement; we disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this announcement should be evaluated together with the many uncertainties that affect MYR's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of MYR's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in any risk factors or cautionary statements contained in MYR's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

MYR Group Inc. Contact:

Betty R. Johnson, Chief Financial Officer, 847-290-1891, investorinfo@myrgroup.com

Investor Contact:

Kristine Walczak

Dresner Corporate Services, 312-780-7205, kwalczak@dresnerco.com

Financial tables follow…

MYR GROUP INC.

Consolidated Balance Sheets

As of March 31, 2018 and December 31, 2017

	March 31,	December 31,
(In thousands, except share and per share data)	2018	2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,719	$5,343
Accounts receivable, net of allowances of $537 and $605, respectively	256,364	283,008
Costs and estimated earnings in excess of billings on uncompleted contracts	93,206	78,260
Current portion of receivable for insurance claims in excess of deductibles	4,366	4,221
Refundable income taxes, net	—	391
Other current assets	7,882	8,513
Total current assets	363,537	379,736
Property and equipment, net of accumulated depreciation of $238,112 and $231,391, respectively	151,570	148,084
Goodwill	46,988	46,994
Intangible assets, net of accumulated amortization of $5,305 and $5,183, respectively	10,720	10,852
Receivable for insurance claims in excess of deductibles	14,440	14,295
Investment in joint ventures	719	168
Other assets	3,617	3,659
Total assets	$591,591	$603,788

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	$1,094	$1,086
Accounts payable	105,042	110,383
Billings in excess of costs and estimated earnings on uncompleted contracts	18,699	28,919
Current portion of accrued self-insurance	12,452	13,138
Income taxes payable, net	2,110	—
Other current liabilities	42,562	35,038
Total current liabilities	181,959	188,564
Deferred income tax liabilities	13,525	13,452
Long-term debt	67,381	78,960
Accrued self-insurance	32,046	32,225
Capital lease obligations, net of current maturities	2,349	2,629
Other liabilities	903	919
Total liabilities	298,163	316,749
Commitments and contingencies
Stockholders’ equity:
Preferred stock—$0.01 par value per share; 4,000,000 authorized shares; none issued and outstanding at March 31, 2018 and December 31, 2017	—	—
Common stock—$0.01 par value per share; 100,000,000 authorized shares; 16,492,060 and 16,464,757 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	164	163
Additional paid-in capital	144,260	143,934
Accumulated other comprehensive loss	(316)	(299)
Retained earnings	149,320	143,241
Total stockholders’ equity	293,428	287,039
Total liabilities and stockholders’ equity	$591,591	$603,788

MYR GROUP INC.

Unaudited Consolidated Statements of Operations and Comprehensive Income

Three Months Ended March 31, 2018 and 2017

	Three months ended March 31,
(In thousands, except per share data)	2018	2017

Contract revenues	$345,611	$300,129
Contract costs	309,858	274,389
Gross profit	35,753	25,740
Selling, general and administrative expenses	28,280	25,779
Amortization of intangible assets	117	188
Gain on sale of property and equipment	(1,051)	(707)
Income from operations	8,407	480
Other income (expense)
Interest income	—	1
Interest expense	(721)	(514)
Other, net	249	874
Income before provision for income taxes	7,935	841
Income tax expense (benefit)	2,291	(359)
Net income	$5,644	$1,200
Income per common share:
—Basic	$0.35	$0.07
—Diluted	$0.34	$0.07
Weighted average number of common shares and potential common shares outstanding:
—Basic	16,321	16,161
—Diluted	16,520	16,452

Net income	$5,644	$1,200
Other comprehensive income (loss):
Foreign currency translation adjustment	(17)	(49)
Other comprehensive income (loss)	(17)	(49)
Total comprehensive income	$5,627	$1,151

MYR GROUP INC.

Unaudited Consolidated Statements of Cash Flows

Three Months Ended March 31, 2018 and 2017

	Three months ended March 31,
(In thousands)	2018	2017

Cash flows from operating activities:
Net income	$5,644	$1,200
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization of property and equipment	9,275	9,558
Amortization of intangible assets	117	188
Stock-based compensation expense	420	867
Deferred income taxes	48	(143)
Gain on sale of property and equipment	(1,051)	(707)
Other non-cash items	702	(93)
Changes in operating assets and liabilities
Accounts receivable, net	26,041	12,417
Costs and estimated earnings in excess of billings on
uncompleted contracts	(15,131)	(2,847)
Receivable for insurance claims in excess of deductibles	(290)	(47)
Other assets	1,405	(289)
Accounts payable	(3,765)	(10,333)
Billings in excess of costs and estimated earnings on
uncompleted contracts	(10,191)	7,134
Accrued self insurance	(857)	1,834
Other liabilities	9,666	(5,679)
Net cash flows provided by operating activities	22,033	13,060
Cash flows from investing activities:
Proceeds from sale of property and equipment	1,074	937
Purchases of property and equipment	(14,497)	(10,002)
Net cash flows used in investing activities	(13,423)	(9,065)
Cash flows from financing activities:
Net repayments under revolving lines of credit	(11,579)	(19,491)
Payment of principal obligations under capital leases	(272)	(268)
Proceeds from exercise of stock options	582	911
Repurchase of common shares	(934)	(2,208)
Net cash flows used in financing activities	(12,203)	(21,056)
Effect of exchange rate changes on cash	(31)	154
Net decrease in cash and cash equivalents	(3,624)	(16,907)
Cash and cash equivalents:
Beginning of period	5,343	23,846
End of period	$1,719	$6,939

MYR GROUP INC.

Unaudited Consolidated Selected Data and Net Income Per Share

Three and Twelve Months Ended March 31, 2018 and 2017

	Three months ended		Last twelve months ended
	March 31,		March 31,
(in thousands, except share and per share data)	2018	2017	2018		2017

Summary Statement of Operations Data:
Contract revenues	$345,611	$300,129	$1,448,799		$1,188,982
Gross profit	$35,753	$25,740	$135,017		$133,182
Income from operations	$8,407	$480	$37,485		$35,927
Income before provision for income taxes	$7,935	$841	$31,734		$35,950
Income tax expense (benefit)	$2,291	$(359)	$6,136		$15,306
Net income	$5,644	$1,200	$25,598		$20,644
Tax rate	28.9%	(42.7)%	19.3%		42.6%

Per Share Data:
Income per common share:
- Basic	$0.35	$0.07	$1.58	(1)	$1.27	(1)
- Diluted	$0.34	$0.07	$1.54	(1)	$1.24	(1)
Weighted average number of common shares
and potential common shares outstanding :
- Basic	16,321	16,161	16,312	(2)	16,324	(2)
- Diluted	16,520	16,452	16,507	(2)	16,663	(2)

	March 31,	December 31,	March 31,	March 31,
(in thousands)	2018	2017	2017	2016

Summary Balance Sheet Data:
Total assets	$591,591	$603,788	$548,708	$504,604
Total stockholders' equity (book value)	$293,428	$287,039	$263,894	$305,018
Goodwill and intangible assets	$57,708	$57,846	$58,166	$58,275
Total funded debt	$67,381	$78,960	$39,580	$—

	Last twelve months ended
	March 31,
	2018	2017
Financial Performance Measures (3):
Reconciliation of Non-GAAP measures:
Net income	$25,598	$20,644
Interest expense, net	2,807	1,628
Tax impact of interest	(542)	(694)
EBIT, net of taxes (4)	$27,863	$21,578

See notes at the end of this earnings release.

MYR GROUP INC.

Unaudited Performance Measures and Reconciliation of Non-GAAP Measures

Three and Twelve Months Ended March 31, 2018 and 2017

	Three months ended		Last twelve months ended
	March 31,		March 31,
(in thousands, except share, per share data, ratios and percentages)	2018	2017	2018	2017

Financial Performance Measures (3):
EBITDA (5)	$18,048	$11,100	$72,763	$76,530
EBITDA per Diluted Share (6)	$1.09	$0.67	$4.41	$4.59
Free Cash Flow (7)	$7,536	$3,058	$(35,563)	$21,520
Book Value per Period End Share (8)	$17.58	$15.74
Tangible Book Value (9)	$235,720	$205,728
Tangible Book Value per Period End Share (10)	$14.12	$12.27
Funded Debt to Equity Ratio (11)	0.23	0.15
Asset Turnover (12)			2.64	2.36
Return on Assets (13)			4.7%	4.1%
Return on Equity (14)			9.7%	6.8%
Return on Invested Capital (17)			9.4%	7.7%

Reconciliation of Non-GAAP Measures:
Reconciliation of Net Income to EBITDA:
Net income	$5,644	$1,200	$25,598	$20,644
Interest expense, net	721	513	2,807	1,628
Provision for income taxes	2,291	(359)	6,136	15,306
Depreciation and amortization	9,392	9,746	38,222	38,952
EBITDA (5)	$18,048	$11,100	$72,763	$76,530

Reconciliation of Net Income per Diluted Share to EBITDA per Diluted Share:
Net Income per share:	$0.34	$0.07	$1.54	$1.24
Interest expense, net, per share	0.04	0.03	0.17	0.10
Provision for income taxes per share	0.14	(0.02)	0.37	0.92
Depreciation and amortization per share	0.57	0.59	2.33	2.33
EBITDA per Diluted Share (6)	$1.09	$0.67	$4.41	$4.59

Calculation of Free Cash Flow:
Net cash flow from operating activities	$22,033	$13,060	$(225)	$53,124
Less: cash used in purchasing property and equipment	(14,497)	(10,002)	(35,338)	(31,604)
Free Cash Flow (7)	$7,536	$3,058	$(35,563)	$21,520

Reconciliation of Book Value to Tangible Book Value:
Book value (total stockholders' equity)	$293,428	$263,894
Goodwill and intangible assets	(57,708)	(58,166)
Tangible Book Value (9)	$235,720	$205,728

Reconciliation of Book Value per Period End Share to Tangible Book Value per Period End Share:
Book value per period end share	$17.58	$15.74
Goodwill and intangible assets per period end share	(3.46)	(3.47)
Tangible Book Value per Period End Share (10)	$14.12	$12.27

Calculation of Period End Shares:
Shares Outstanding	16,492	16,473
Plus: Common Equivalents	199	291
Period End Shares (15)	16,691	16,764

	March 31,	March 31,	March 31,
	2018	2017	2016
Reconciliation of Invested Capital to Shareholders Equity:
Book value (total stockholders' equity)	$293,428	$263,894	$305,018
Plus: Total Funded Debt	67,381	39,580	—
Less: Cash and cash equivalents	(1,719)	(6,939)	(26,039)
Invested Capital (16)	$359,090	$296,535	$278,979

See notes at the end of this earnings release.

(1)	Last-twelve-months earnings per share is the sum of earnings per share reported in the last four quarters.
(2)	Last-twelve-months average basic and diluted shares were determined by adding the average shares reported for the last four quarters and dividing by four.
(3)	These financial performance measures are provided as supplemental information to the financial statements. These measures are used by management to evaluate our past performance, our prospects for future performance and our ability to comply with certain material covenants as defined within our credit agreement, and to compare our results with those of our peers. In addition, we believe that certain of the measures, such as book value, tangible book value, free cash flow, asset turnover, return on equity and debt leverage are measures that are monitored by sureties, lenders, lessors, suppliers and certain investors. Our calculation of each measure is described in the following notes; our calculation may not be the same as the calculations made by other companies.
(4)	EBIT, net of taxes is defined as net income plus net interest, less the tax impact of net interest. The tax impact of net interest is computed by multiplying net interest by the effective tax rate. Management uses EBIT, net of taxes, to measure our results exclusive of the impact of financing costs.
(5)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is not recognized under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to net cash flows provided by operating activities as a measure of liquidity. EBITDA is a component of the debt to EBITDA covenant, as defined in our credit agreement, which we must comply with to avoid potential immediate repayment of amounts borrowed or additional fees to seek relief from our lenders. In addition, management considers EBITDA a useful measure because it eliminates differences which are caused by different capital structures as well as different tax rates and depreciation schedules when comparing our measures to our peers’ measures.
(6)	EBITDA per diluted share is calculated by dividing EBITDA by the weighted average number of diluted shares outstanding for the period. EBITDA per diluted share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(7)	Free cash flow, which is defined as cash flow provided by operating activities minus cash flow used in purchasing property and equipment, is not recognized under GAAP and does not purport to be an alternative to net income, cash flow from operations or the change in cash on the balance sheet. Management views free cash flow as a measure of operational performance, liquidity and financial health.
(8)	Book value per period end share is calculated by dividing total stockholders’ equity at the end of the period by the period end shares outstanding.
(9)	Tangible book value is calculated by subtracting goodwill and intangible assets outstanding at the end of the period from stockholders’ equity outstanding at the end of the period. Tangible book value is not recognized under GAAP and does not purport to be an alternative to book value or stockholders’ equity.
(10)	Tangible book value per period end share is calculated by dividing tangible book value at the end of the period by the period end number of shares outstanding. Tangible book value per period end share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(11)	The funded debt to equity ratio is calculated by dividing total funded debt at the end of the period by total stockholders’ equity at the end of the period.
(12)	Asset turnover is calculated by dividing the current period revenue by total assets at the beginning of the period.
(13)	Return on assets is calculated by dividing net income for the period by total assets at the beginning of the period.
(14)	Return on equity is calculated by dividing net income for the period by total stockholders’ equity at the beginning of the period.
(15)	Period end shares is calculated by adding average common stock equivalents for the quarter to the period end balance of common stock outstanding. Period end shares is not recognized under GAAP and does not purport to be an alternative to diluted shares. Management views period end shares as a better measure of shares outstanding as of the end of the period.
(16)	Invested capital is calculated by adding net funded debt (total funded debt less cash and marketable securities) to total stockholders’ equity.
(17)	Return on invested capital is calculated by dividing EBIT, net of taxes, less any dividends, by invested capital at the beginning of the period. Return on invested capital is not recognized under GAAP, and is a key metric used by management to determine our executive compensation.